                         PROXY/VOTING INSTRUCTION CARD              EXHIBIT 99.1
                       ASSOCIATED WHOLESALE GROCERS, INC.
                              CLASS A COMMON STOCK

  This Proxy is solicited on behalf of the Board of Directors of Associated Wholesale Grocers, Inc. (the "Company") for the Special Meeting on
              , 1996. The undersigned hereby constitutes and appoints
                   ,                      and                     and each of
them, true and lawful agents and proxies (the "Proxies") with full power of substitution in each, to represent and to vote, as designated below, all of the shares of CLASS A common stock of the Company held of record by the undersigned on September 7, 1996, at the Special Meeting of Shareholders to be held at
                                          , Kansas City, on              ,
            , 1996, at                   (Kansas City time) and at any
adjournment or postponement thereof, on all matters coming before said meeting.
  This proxy when properly executed will be voted in the manner directed by you. If no direction is made, this proxy will be voted FOR approval of the Merger Agreement. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.
  You are encouraged to specify your choice by marking the appropriate box but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendations. However, the Proxies cannot vote your shares unless you sign and return this card.
 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE MERGER AGREEMENT.
1. To approve the Merger Agreement with Associated Wholesale Grocers Group, Inc. and AWG Merger Corp.
 FOR [_]AGAINST [_]ABSTAIN [_]
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                                           Printed Name

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                                           SignatureDate
                                           Title (if applicable) ______________

  YOUR VOTE IS IMPORTANT! UNDER MISSOURI LAW, THE FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT.
  Please follow these steps to ensure that your proxy is properly executed and returned in time to be counted:
1. Mark your vote for the proposal in one of the three boxes on the other side of this card.
2. If you are the record owner of shares of CLASS A common stock of the Company print your name in the space provided. If you are completing this proxy card on behalf of a corporation, partnership, limited liability company or other entity that is the record owner of shares of CLASS A common stock of the Company print the name of that entity in the space provided.
3. Sign in the space provided. Also enter the date. If you are signing on behalf of a corporation, partnership, limited liability company or other entity, indicate your position with that entity.
4. Mail the completed card with signature in the enclosed reply envelope to:
     Associated Wholesale Grocers, Inc.
     Attn: Joseph L. Campbell, II, Secretary
     5000 Kansas Avenue
     P.O. Box 2932
     Kansas City, Kansas 66110-2932
  If you have questions regarding completion of this proxy card, contact
at       .